Exhibit 10.5

EMPLOYEE NON-DISCLOSURE, TRADE SECRET

AND INTELLECTUAL PROPERTY AGREEMENT

This Employee Non-Disclosure, Trade Secret and Intellectual Property Agreement (“Agreement”) is made and entered into by and between Zimmer Biomet Holdings, Inc., a corporation having its principal headquarters in Warsaw, Indiana, and Kevin Thornal (“Employee”).

Recitals

A. For purposes of this Agreement, the term “Company” means Zimmer Biomet Holdings, Inc., Zimmer, Inc., Zimmer US, Inc. and/or any or each of their parents, affiliates, and direct or indirect subsidiaries (including but not limited to Biomet, Inc. and its affiliates, parents or direct or indirect subsidiaries), as well as any successors-in-interest to Zimmer Biomet Holdings, Inc., Zimmer, Inc., Zimmer US, Inc. and/or to any of their parents, affiliates, and direct or indirect subsidiaries.

B. Company desires to employ Employee, and/or to provide Employee other valuable consideration, which may include without limitation such consideration as a job promotion, an increase in compensation, and/or an equity award, provided it is afforded the protections of this Agreement. Employee desires to be employed by Company and/or to receive such other valuable consideration and is willing to be bound by the provisions of this Agreement.

C. In the course of Employee’s employment with Company, Employee (i) has and/or will have access to and has and/or will acquire certain Trade Secret Information and Confidential Information of Company, (ii) has contributed to or created and/or may contribute to or create Inventions or Works relating to Company’s business and (iii) has helped and/or will help develop and maintain goodwill with Company’s customers and other business relationships.

D. To induce Company to employ Employee and/or provide Employee other valuable consideration and to give Employee access to certain of Company’s Trade Secret Information, Confidential Information and customer relationships, Employee is willing to enter into this Agreement for the protection of Company’s Trade Secret Information, Confidential Information, intellectual property and goodwill.

Agreement

In consideration of the foregoing recitals, Company’s employment of Employee and/or other valuable consideration as described above, and the promises and covenants contained in this Agreement, Company and Employee agree and intend to be legally bound as follows:

1. Best Efforts and Duty of Loyalty. During Employee’s employment with Company, Employee (a) will devote Employee’s best efforts to the furtherance of the business of Company; (b) will not engage, directly or indirectly, in any activity, employment, or business venture, whether or not for remuneration, that is competitive with Company’s business in any respect or make any preparations to engage in any competitive activities; and (c) will not take any action, or make any omission, that deprives Company of any business opportunities or otherwise act in a manner that conflicts with the best interest of Company or is detrimental to the business of Company.

2. Company Property. All materials, equipment (including but not limited to computers and mobile phones), documents, copies of documents, data compilations (in whatever form), and electronically created or stored materials that Employee receives or makes in the course of Employee’s employment with Company are and shall remain the exclusive property of Company, and Employee shall immediately return such property (and all copies thereof) to Company upon Company’s request or upon termination of Employee’s employment with Company.

3. Intellectual Property.

a. Invention Defined. The term “Invention” includes, but is not limited to ideas, programs, processes, systems, intellectual property, discoveries, and/or improvements which Employee discovers, invents, originates, develops, makes, or conceives alone or in conjunction with others which relate to Company’s present or future business during Employee’s employment with Company and/or within six (6) months after Employee’s employment ends. An Invention is covered by this Agreement regardless of whether (i) Employee conceived of the Invention in the scope of Employee’s employment; (ii) the Invention is patentable; or (iii) Company takes any action to commercialize or develop the Invention.

b. Ownership of Inventions. Inventions are solely the property of Company. Employee agrees that by operation of law and/or the effect of this Agreement, Employee does not have any rights, title, or interest in Inventions. Notwithstanding, Employee may be recognized as the inventor of an Invention without retaining any other rights associated therewith.

c. Disclosure and Assignment of Inventions. Employee hereby assigns to Company all right, title and interest Employee may have in any Employee agrees to: (i) promptly disclose all such Inventions in writing to Company; (ii) keep complete and accurate records of all such Inventions, which records shall be Company property and shall be retained on Company premises; and (iii) execute such documents and do such other acts as may be necessary in the opinion of Company to establish and preserve Company’s property rights in all such Inventions. The definition of Invention in this Agreement does not apply to an invention that qualifies fully under the provisions of California Labor Code section 2870. That section provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

d. Works of Authorship. All written, graphic or recorded material and all other works of authorship fixed in a tangible medium of expression (including but not limited to computer software) made or created by Employee, solely or jointly with others, during Employee’s employment with Company and relating to Company’s business, actual or contemplated, shall be the exclusive property of Company (collectively “Works”). Company will have the exclusive right to copyright such Works. Employee agrees that if any Work created by Employee while employed by Company, whether or not created at the direction of Company, is copyrightable, such Work will be a “work made for hire,” as that term is defined in the copyright laws of the United States. If, for any reason, any copyrightable Works created by Employee are excluded from that definition, Employee hereby assigns and conveys to Company all right, title and interest (including any copyright and renewals) in such Works.

e. Attribution and Use of Works and Inventions; Waiver of Assertion of “Moral” Rights in Inventions and Works. Employee agrees that Company and its licensees are not required to designate Employee as author, inventor or developer of any Works or Inventions when distributed or otherwise. Employee hereby waives, and agrees not to assert, any “moral” rights in any Inventions and Works. Employee agrees that Company and its licensees shall have sole discretion with regard to how and for what purposes any Inventions or Works are used or distributed.

f. Employee Cooperation in Establishment of Company Proprietary Rights. Employee will sign documents of assignment, declarations and other documents and take all other actions reasonably required by Company, at Company’s expense, to perfect and enforce any of its proprietary rights. In the event Company is unable, for any reason whatsoever, to secure Employee’s signature to any lawful or necessary documents required to apply for, prosecute, perfect, or assign any United States or foreign application for Letters Patent, trademark, copyright registration, or other filing to protect any Invention or Work, Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and on Employee’s behalf, to execute and file any such application, registration or other filing, and to do all other lawfully permitted acts to further the prosecution, issuance or assignment of Letters Patent or other protections on such Inventions, or registrations for trademark or copyright or other protections on such Works, with the same force and effect as if executed by Employee.

4. Confidential Information.

a. Confidential Information Defined. The term “Confidential Information” includes, but is not limited to, any and all of Company’s trade secrets, confidential and proprietary information, and all other non-public information and data of or about Company or its business, including, without limitation, lists of customers; information pertaining to customers; information received from customers; information pertaining to business partners; information received from business partners; information received from any third parties that Company is obligated to keep confidential; marketing plans and strategies; non-public financial information including budgets, sales data, sales forecasts, sales quotas, and information regarding profits or losses; office optimization and logistics information; information pertaining to suppliers; information pertaining to distributors and sales channel structures; pricing information; discount schedules; costing information; research and development information;

business methods and processes; programs; inventions; computer codes; proprietary software; business plans; financial information; contract information; data compilations; personnel information; compensation structure, schedules and plans; and information about current or prospective customers or current or prospective products and services, whether or not reduced to writing or other tangible medium of expression, including, without limitation, work product created by Employee in rendering services for Company. Confidential Information does not include information, which becomes generally known other than through disclosure (whether deliberate or inadvertent) by Employee or another person who has an obligation of confidentiality to Company. Employee acknowledges that certain Confidential Information may be entitled to additional protection as a “trade secret” under applicable law (“Trade Secret Information”).

b. Employee Obligations Regarding Confidential Information. During Employee’s employment with Company and thereafter, Employee will not disclose, transfer, or use (or seek to induce others to disclose, transfer, or use) any of Confidential Information, except as authorized in writing by Company or in the performance of work assigned to Employee by Company, or except as specifically allowed or required under applicable law. Employee agrees that Company owns the Confidential Information and Employee has no rights, title or interest in any of the Confidential Information. Additionally, Employee will abide by Company’s policies protecting the Confidential Information. At Company’s request or upon termination of Employee’s employment with Company, Employee will immediately deliver to Company any and all materials (including all copies and electronically stored data) containing any Confidential Information in Employee’s possession or subject to Employee’s custody or control. Upon termination of Employee’s employment with Company for any reason, Employee will, if requested by Company, provide Company with a sworn written statement disclosing whether Employee has returned to Company all materials (including all copies and electronically stored data) containing any Confidential Information previously in Employee’s possession or subject to Employee’s custody or control. Employee’s confidentiality obligations shall continue as long as the Confidential Information remains confidential, and shall not apply to information which becomes generally known to the public through no fault or action of Employee. Nothing in this Agreement restricts non-supervisory and non-managerial employees from discussing information pertaining to the terms, conditions, compensation, and benefits of their employment with other Company employees or third parties. The Federal Defend Trade Secrets Act provides that individuals may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney if such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and the individual does not disclose the trade secret except pursuant to a court order. This Agreement does not, in any manner, prevent employees from filing a complaint with, providing information to, or participating in an investigation conducted by, the Securities and Exchange Commission, the United States Equal Opportunity Commission or any other governmental or law enforcement agency.

5. Restrictive Covenants Protecting Trade Secret Information. Employee agrees to the following restrictive covenants, which Employee acknowledges are necessary to protect Company’s Trade Secret Information:

a. During Employee’s employment with Company and after the termination of such employment for any reason, Employee will not, directly or indirectly, use any of Company’s Trade Secret Information to solicit or attempt to solicit any of Company’s customers.

b. During Employee’s employment with Company and after the termination of such employment for any reason, Employee shall not, without the prior written consent of Company, directly or indirectly, on Employee’s own behalf, or on behalf of any other person, firm, corporation or business entity, use Company’s Trade Secret Information to solicit or have discussions or other communication with any employee, contractor or agent of Company, for the purpose of causing that individual to terminate its relationship with Company to become employed or associated with a competitor of Company.

c. Employee acknowledges that Company has a legitimate interest in protecting and preserving its Trade Secret Information and the covenants contained in this Section 5 are necessary and intended to protect this valuable information. Employee further acknowledges that Trade Secret Information, (including, without limitation, customer-related information, such as product preferences, business needs/preferences, purchasing habits, and customer-specific pricing) is not a matter of public or general knowledge, has been developed by Company at substantial cost and expenses, and is extremely valuable and could not be easily replicated.

d. Employee acknowledges and agrees that the covenants contained in this Section 5 prohibit Employee from engaging in certain activities directly or indirectly, whether on Employee’s own behalf or on behalf of any other person or entity, regardless of the capacity in which Employee is acting, including without limitation as an employee, independent contractor, owner, partner or advisor.

e. In the event Employee violates any of the restrictive covenants contained in this Section 5, the duration of all such restrictive covenants shall automatically be extended by the length of time during which Employee was in violation of any such covenant, including, but not limited to, an extension equal to the period from the date of Employee’s first violation until an injunction is entered enjoining such violation.

6. No Malicious Disparaging or Defamatory Statements.

During Employee’s employment with Company and after the termination of such employment for any reason, Employee will not make or publish any maliciously disparaging or defamatory statements about Company; about Company’s products, processes, applications, or services; or about Company’s business, parents or affiliates, or officers, directors, employees or agents. Maliciously disparaging statements include, but are not limited to, negative statements regarding Company’s products, services and/or business practices; provided, however, nothing herein shall prohibit Employee from providing any information as may be compelled by law or from making disclosures specifically allowed or required under applicable law or from disclosing information about unlawful or potentially unlawful conduct in the workplace.

7. Severability. Employee and Company consider the non-disclosure and other covenants contained in this Agreement to be reasonable in all respects, particularly given that Company is engaged in a highly competitive business; Employee will serve a key role with Company; and Employee will be privy to a substantial amount of Company’s Trade Secret Information and Confidential Information. Employee and Company acknowledge and agree that (i) the covenants and restrictions in this Agreement are separate and divisible and (ii) to the extent any covenant, provision or portion of this Agreement is determined to be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement.

8. Remedies. Employee acknowledges that a breach or threatened breach by Employee of this Agreement will give rise to irreparable injury to Company and that money damages will not be adequate relief for such injury, and, accordingly, agrees that Company shall be entitled to obtain equitable relief, including, but not limited to, temporary restraining orders, preliminary injunctions and/or permanent injunctions, without having to post any bond or other security, to restrain or prohibit such breach or threatened breach, in addition to any other legal remedies which may be available, including the recovery of monetary damages from Employee. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

9. Survival of Obligations. Employee acknowledges and agrees that certain of Employee’s obligations under this Agreement, including, without limitation, Employee’s non-disclosure obligations, shall survive the termination of Employee’s employment with Company, whether such termination is with or without cause and whether it is voluntary or involuntary. Employee acknowledges and agrees that nothing in this Agreement alters the at-will nature of Employee’s employment and that either Company or Employee may terminate the employment relationship at any time, with or without cause or notice. Employee further acknowledges and agrees that (a) Employee’s intellectual property and non-disclosure covenants set forth in Sections 3, 4, and 5 of this Agreement shall be construed as independent covenants and that no breach of any contractual or legal duty by Company shall be held sufficient to excuse or terminate Employee’s obligations under Sections 3, 4, and 5 of this Agreement or to preclude Company from obtaining injunctive relief for Employee’s violation or threatened violation of such covenants; and (b) the existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to Company’s enforcement of Employee’s obligations under Sections 3, 4, and 5 of this Agreement.

10. No Conflicting Agreements; No Use of Others’ Trade Secrets. Employee represents and warrants to Company that: (a) Employee’s employment by Company and the performance of Employee’s employment duties will not constitute a breach of any agreements to which Employee is a party, including without limitation any employment or non-competition agreement with any former employer; and (b) Employee has not disclosed and will not disclose to Company and will not use or disclose during the performance of Employee’s employment services for Company any documents, materials or information with respect to which Employee is subject to any legally enforceable restrictions or obligations as to confidentiality or secrecy.

11. Reasonableness of Terms. Company and Employee acknowledge and agree that the restrictions imposed upon Employee under this Agreement are reasonable and necessary for the protection of Company’s legitimate interests, including without limitation for the protection of Company’s Trade Secret Information. Employee further acknowledges and agrees that the restrictions set forth in this Agreement will not pose any unreasonable hardship on Employee and that Employee will have a reasonable opportunity to earn a livelihood without violating any provision of this Agreement.

12. Common Law and Applicable Statutes. Company and Employee further acknowledge and agree that this Agreement is intended, among other things, to supplement the provisions of the Uniform Trade Secrets Act, as amended from time to time, and the duties Employee owes to Company under the common law, including, but not limited to, the duty of loyalty, and this Agreement does not nullify any legal duties or obligations Employee owes to Company under the common law or applicable statutes.

13. Enforcement. The parties agree that Zimmer Biomet Holdings, Inc., Zimmer, Inc., Zimmer US, Inc. and/or any or each of their affiliates, parents, or direct or indirect subsidiaries (including but not limited to Biomet, Inc. and its direct or indirect subsidiaries), as well as any successor-in-interest to Zimmer Biomet Holdings, Inc., Zimmer, Inc., Zimmer US, Inc. and/or to any of their direct or indirect subsidiaries, affiliates, or parents are express and intended parties to and beneficiaries of this Agreement, with full rights to enforce this Agreement independently or in conjunction with each other.

14. Successors and Assigns. Company shall have the right to assign this Agreement. This Agreement shall inure to the benefit of, and may be enforced by, any and all successors and assigns of Company, including without limitation by asset assignment, stock sale, merger, consolidation or other corporate reorganization, and shall be binding on Employee. Employee shall not have the right to assign this Agreement.

15. No Waiver. The failure of Company to insist in any one or more instances upon such performance of any provision of this Agreement or to pursue its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights.

16. Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties with respect to the subjects specifically addressed herein, and supersedes any prior agreements, understandings, or representations, oral or written, on the subjects addressed herein. This Agreement may not be amended, supplemented, or modified except by a written document signed by both Employee and a duly authorized officer of Company.

17. Counterparts. This Agreement may be executed in one or more counterparts (or upon separate signature pages bound together into one or more counterparts), all of which taken together shall constitute one agreement. Signatures transmitted by facsimile or other electronic means are acceptable the same as original signatures for execution of this Agreement.

Employee’s signature below indicates that Employee has read the entire Agreement, Employee understands what Employee is signing, and is signing it voluntarily. Employee agrees that Company advised Employee to consult with an attorney prior to signing the Agreement.

“EMPLOYEE”

/s/ Kevin Thornal
(Employee Signature)

Printed Name: Kevin Thornal

Date: 23-May-2025

“COMPANY”

By:	/s/ Lori Winkler

Title: Lori Winkler, SVP & Chief Human Resources Officer

Date: 24-May-2025

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